                                                                EXHIBIT 11

                       COMPUTATION OF PER SHARE EARNINGS
                   THREE MONTHS AND SIX MONTHS ENDED 6/30/95

Actual shares outstanding 6/30/95 Adjusted for stock splits and dividends.......    1,324,230
Common shares subject to SAB Topic 4D (outstanding for all periods presented)
  Shares issued to employee for contributed services (11/95)....................       3,330
  Securities sold in private offering(12/95)....................................     842,835
  Securities issued for notes receivable (12/95)................................     194,588
Common equivalents subject to SAB Topic 4D (outstanding for all periods presented, treasury method) Options issued to selected individuals in 1/96
  (Exercise price $.44).........................................................     500,000
  Less shares purchased at IPO price per Topic 4D...............................     (44,000)
                                                                                    --------
Common and common equivalent shares outstanding at 6/30/95......................    2,820,983

                                                                         THREE          SIX
                                                                        MONTHS        MONTHS
                                                                         ENDED         ENDED
                                                                        6/30/95       6/30/95
                                                                       ---------     ---------
Net Income (Loss)..................................................    $(137,202)    $(308,421)
Net Loss per common and common equivalent shares...................    $ (0.0486)    $  (0.109)
  Rounded..........................................................    $   (0.05)    $   (0.11)

                       COMPUTATION OF PER SHARE EARNINGS
                            SIX MONTHS ENDED 6/30/96

Actual shares outstanding at 1/1/96.............................................    2,364,983
Common equivalents subject to SAB Topic 4D
  (outstanding for all periods presented, treasury method)
  Options issued to selected individuals in 1/96 (Exercise price $.44)..........     500,000
     Less shares purchased at IPO price per Topic 4D............................     (44,000)
                                                                                    --------
Common and common equivalent shares outstanding at 3/31/96......................    2,820,983
Weighted Average Computation for 6 months ended 6/30/96
Common and common equivalent shares outstanding for entire 6 months.............    2,820,983
          Shares issued at IPO                                           977,500
          Outstanding for 1.5/6 months                                       .25     244,375
                                                                                    --------
Weighted average shares outstanding for 6 months ending 6/30/96.................    3,065,358
                                                                                    ========
Weighted Average Computation for 3 months ended 6/30/96
Common and common equivalent shares outstanding for entire 3 months.............    2,820,983
          Shares issued at IPO                                           977,500
          Outstanding for 1.5/3 months                                       .50     488,750
                                                                                    --------
Weighted average shares outstanding for 3 months ending 6/30/96.................    3,309,733
                                                                                    ========

                                                                         THREE          SIX
                                                                        MONTHS        MONTHS
                                                                         ENDED         ENDED
                                                                        6/30/96       6/30/96
                                                                       ---------     ---------
Net Income (Loss)..................................................    $(253,671)    $(505,638)
Net Loss per common and common equivalent shares...................    $  (0.077)    $  (0.165)
Rounded............................................................    $   (0.08)    $   (0.17)



                                     -14-